UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

REVOLUTIONS MEDICAL CORPORATION.
(Exact name of registrant as specified in its charter)

Nevada	000-28629	73-1526138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Marina Drive, 3rd Floor Charleston, SC 29492
(Address of Principal Executive Offices)

(843) 971-4848

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 29, 2013, the independent registered public accounting firm and the board of directors (the “Board”) of Revolutions Medical Corporation (the “Company”) determined, after consultation with Company management, that the Company’s financial statements, comparatives and notes for the year ended December 31, 2011 should no longer be relied upon because they contained material misstatements with respect to (i) a litigation receivable from a judgment against Globe Med Tech (the “Globe Receivable”) and (ii) a payable regarding the Company’s settlement agreement with Gifford Mabie (the “Payable for Indemnification”), among other errors. The Company determined that (i) because there is doubt as to whether and to what extent the full amount of the Globe Receivable will be collected, the Globe Receivable recorded on the balance sheet at December 31, 2011 and the corresponding amount reflected as gain from litigation on the statement of operations should be eliminated; and (ii) because the Company failed to account for the capital gains tax due to Mr. Mabie in connection with his sale of the Company stock, the Company understated the Payable for Indemnification.

The Company’s Chief Financial Officer has discussed all of the items above with the Company’s independent registered public accounting firm for the aforementioned financial period. On May 2, 2013, or as soon as practicable thereafter, the Company will file its restated financial statements for the year ended December 31, 2011.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTIONS MEDICAL CORPORATION

Date: May 2, 2013	By:	/s/ Rondald L. Wheet
Rondald L. Wheet
Chief Executive Officer